UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

220 Occidental Avenue South

Seattle, Washington 98104-7800

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(206) 539-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	WY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 2 – Financial Information

Item 2.06. Material Impairments

On December 16, 2019, Weyerhaeuser Company’s board of directors approved the sale of the company’s Montana timberlands assets, resulting in those assets meeting the criteria under generally accepted accounting principles to be classified as “held-for-sale”.  As a result of this classification, the company determined on December 16, 2019 that it will be required to record the assets at fair value, less an amount of estimated sales costs, and therefore recognize a non-cash pre-tax impairment charge during the fourth quarter of 2019. The company’s current estimate of the impairment charge is approximately $80 million.

Section 8 – Other Events

Item 8.01. Other Events

On December 17, 2019, Weyerhaeuser Company issued a press release announcing that it has entered into a purchase and sale agreement to sell its approximately 630,000 acres of Montana timberlands to a private timberland investment company for $145 million in cash. The transaction is subject to customary closing conditions and is expected to be completed in the second quarter of 2020.

A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Statements in this current report on Form 8-K and the exhibit filed herewith, including without limitation statements concerning the expected occurrence, timing and tax implications of Weyerhaeuser’s sale of its Montana timberlands, statements concerning the recognition and estimate of a non-cash impairment charge in connection with such sale, and any other statements in this report and in any exhibit filed herewith other than current or historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements can be identified by words such as “expected”, “estimate” and “anticipate”, speak only as of the date hereof, are based on the company’s current expectations and involve and are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. For example, Weyerhaeuser may not be able to complete the sale of its Montana timberlands within the stated time period, or at all, because of a number of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to a termination of the transaction under the terms of the purchase and sale agreement or the failure to satisfy other closing conditions. Similarly, Weyerhaeuser’s estimate of the non-cash impairment of its Montana timberland assets may differ from the final amount charged for the fourth quarter. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company undertakes no obligation to update these forward-looking statements after the date of this report.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.     The following items are furnished as exhibits to this report.

Exhibit No.	Description
99.1	Press release of Weyerhaeuser Company issued on December 17, 2019.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Kristy T. Harlan
Name:	Kristy T. Harlan
Its:	Senior Vice President, General Counsel and Corporate Secretary

Date: December 17, 2019